                                                    EXHIBIT 4(b)

                                     MPB
                           EMPLOYEES' SAVINGS PLAN

                           PLAN AND TRUST AGREEMENT



                               SECOND COMPLETE
                   AMENDMENT AND RESTATEMENT OCTOBER 24, 1994
                      GENERALLY EFFECTIVE APRIL 1, 1990

                      MPB Employees' Savings Plan and Trust

           Second Complete Amendment and Restatement October 24, 1994
                        Generally Effective April 1, 1990


MPB Corporation previously established the MPB Employees' Savings Plan for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between MPB Corporation and Wells Fargo Bank, National Association. The Trust is intended to be tax exempt as described under Code section 501(a).

The Plan constitutes an amendment and restatement of the MPB Employees' Savings Plan which was originally established effective as of October 1, 1978, and its related trust agreement.

The MPB Employees' Savings Plan and Trust, as set forth in this document, is hereby amended and restated generally effective as of April 1, 1990. This constitutes a second complete amendment and restatement generally effective April 1, 1990.



Date: November 14, 1994              MPB Corporation
     ------------    ---
                                     By: /s/ M.J. Crowell
                                        -----------------------------
                                     Title: Treasurer/Secretary
                                           --------------------------

The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.

Date: November 21, 1994              Wells Fargo Bank, National Association
     ------------    ---
                                     By: /s/ D. Lynn
                                        -----------------------------
                                     Title: Vice President
                                           --------------------------

Date: November 21, 1994              Wells Fargo Bank, National Association
     ------------    ---
                                     By: /s/ Y.M. Maloney
                                        -----------------------------
                                     Title: Assistant Vice President
                                           --------------------------
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                          TABLE OF CONTENTS


1  DEFINITIONS...............................................................  1
   -----------

2  ELIGIBILITY...............................................................  9
   -----------
   2.1       Eligibility.....................................................  9
   2.2       Ineligible Employees............................................  9
   2.3       Ineligible or Former Participants...............................  9

3  PARTICIPANT CONTRIBUTIONS................................................. 10
   -------------------------
   3.1       Pre-Tax Contribution Election................................... 10
   3.2       After-Tax Contribution Election................................. 10
   3.3       Changing a Contribution Election................................ 10
   3.4       Revoking and Resuming a Contribution Election................... 10
   3.5       Contribution Percentage Limits.................................. 11
   3.6       Refunds When Contribution Dollar Limit Exceeded................. 11
   3.7       Timing, Posting and Tax Considerations.......................... 12

4  ROLLOVERS & TRUST-TO-TRUST TRANSFERS...................................... 13
   ------------------------------------
   4.1       Rollovers....................................................... 13
   4.2       Transfers From Other Qualified Plans............................ 13

5  EMPLOYER CONTRIBUTIONS.................................................... 14
   ----------------------
   5.1       Company Match Contributions..................................... 14
   5.2       Stock Matching Contributions.................................... 14
   5.3       Employer Supplemental Contributions............................. 15

6  ACCOUNTING................................................................ 16
   ----------
   6.1       Individual Participant Accounting............................... 16
   6.2       Sweep Account is Transaction Account............................ 16
   6.3       Trade Date Accounting and Investment Cycle...................... 16
   6.4       Accounting for Investment Funds................................. 16
   6.5       Payment of Fees and Expenses.................................... 16
   6.6       Accounting for Participant Loans................................ 17
   6.7       Error Correction................................................ 17
   6.8       Participant Statements.......................................... 18
   6.9       Special Accounting During Conversion Period..................... 18
   6.10      Accounts for QDRO Beneficiaries................................. 18

7  INVESTMENT FUNDS AND ELECTIONS............................................ 19
   ------------------------------
   7.1       Investment Funds................................................ 19
   7.2       Investment Fund Elections....................................... 19
   7.3       Responsibility for Investment Choice............................ 19
   7.4       Default if No Election.......................................... 20
   7.5       Timing.......................................................... 20
   7.6       Investment Fund Election Change Fees............................ 20

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 8 VESTING ...............................................................    21
   -------
    8.1  Fully Vested Contribution Accounts ..............................    21

 9 PARTICIPANT LOANS .....................................................    22
   -----------------
    9.1  Participant Loans Permitted .....................................    22
    9.2  Loan Application, Note and Security .............................    22
    9.3  Spousal Consent .................................................    22
    9.4  Loan Approval ...................................................    22
    9.5  Loan Funding Limits .............................................    22
    9.6  Maximum Number of Loans .........................................    23
    9.7  Source and Timing of Loan Funding ...............................    23
    9.8  Interest Rate ...................................................    23
    9.9  Repayment .......................................................    23
    9.10 Repayment Hierarchy .............................................    24
    9.11 Repayment Suspension ............................................    24
    9.12 Loan Default ....................................................    24
    9.13 Call Feature ....................................................    24

10 IN-SERVICE WITHDRAWALS ................................................    25
   ----------------------
   10.1  In-Service Withdrawals Permitted ................................    25
   10.2  In-Service Withdrawal Application and Notice ....................    25
   10.3  Spousal Consent .................................................    25
   10.4  In-Service Withdrawal Approval ..................................    25
   10.5  Minimum Amount, Payment Form and Medium .........................    25
   10.6  Source and Timing of In-Service Withdrawal Funding ..............    26
   10.7  IRS Approved Hardship Withdrawals ...............................    26
   10.8  Company Approved Hardship Withdrawals ...........................    28
   10.9  After-Tax Account Withdrawals ...................................    30
   10.10 Rollover Account Withdrawals ....................................    30
   10.11 Over Age 59 1/2Withdrawals ......................................    31

11 DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW ..............    32
   --------------------------------------------------------
   11.1  Benefit Information, Notices and Election .......................    32
   11.2  Spousal Consent .................................................    32
   11.3  Payment Form and Medium .........................................    32
   11.4  Distribution of Small Amounts ...................................    33
   11.5  Source and Timing of Distribution Funding .......................    33
   11.6  Latest Commencement Permitted ...................................    33
   11.7  Payment Within Life Expectancy ..................................    34
   11.8  Incidental Benefit Rule .........................................    34
   11.9  Payment to Beneficiary ..........................................    34
   11.10 Beneficiary Designation .........................................    35

12 ADP AND ACP TESTS .....................................................    36
   -----------------
   12.1  Contribution Limitation Definitions .............................    36
   12.2  ADP and ACP Tests ...............................................    39
   12.3  Correction of ADP and ACP Tests .................................    39

   12.4  Multiple Use Test................................................ 40
   12.5  Correction of Multiple Use Test.................................. 40
   12.6  Adjustment for Investment Gain or Loss........................... 40
   12.7  Testing Responsibilities and Required Records.................... 41
   12.8  Separate Testing................................................. 41

13 MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS..........................  42
   --------------------------------------------
   13.1  "Annual Addition" Defined........................................ 42
   13.2  Maximum Annual Addition.......................................... 42
   13.3  Avoiding an Excess Annual Addition............................... 42
   13.4  Correcting an Excess Annual Addition............................. 42
   13.5  Correcting a Multiple Plan Excess................................ 43
   13.6  "Defined Benefit Fraction" Defined............................... 43
   13.7  "Defined Contribution Fraction" Defined.......................... 43
   13.8  Combined Plan Limits and Correction.............................. 43

14 TOP HEAVY RULES........................................................ 44
   ---------------
   14.1  Top Heavy Definitions............................................ 44
   14.2  Special Contributions............................................ 45
   14.3  Adjustment to Combined Limits for Different Plans................ 46

15 PLAN ADMINISTRATION.................................................... 47
   -------------------
   15.1  Plan Delineates Authority and Responsibility..................... 47
   15.2  Fiduciary Standards.............................................. 47
   15.3  Company is ERISA Plan Administrator.............................. 47
   15.4  Administrator Duties............................................. 48
   15.5  Advisors May be Retained......................................... 48
   15.6  Delegation of Administrator Duties............................... 49
   15.7  Committee Operating Rules........................................ 49

16 MANAGEMENT OF INVESTMENTS.............................................. 50
   -------------------------
   16.1  Trust Agreement.................................................. 50
   16.2  Investment Funds................................................. 50
   16.3  Authority to Hold Cash........................................... 51
   16.4  Trustee to Act Upon Instructions................................. 51
   16.5  Administrator Has Right to
         Vote Registered Investment Company Shares........................ 51
   16.6  Custom Fund Investment Management ............................... 51
   16.7  Authority to Segregate Assets.................................... 52
   16.8  Maximum Permitted Investment in Company Stock.................... 52
   16.9  Voting Company Stock............................................. 53
   16.10 Tender Offers for Company Stock.................................. 53
   16.11 Registration and Disclosure for Company Stock.................... 54

17 TRUST ADMINISTRATION................................................... 55
   --------------------
   17.1  Trustee to Construe Trust........................................ 55
   17.2  Trustee To Act As Owner of Trust Assets.......................... 55

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   17.3  United States Indicia of Ownership............................... 55
   17.4  Tax Withholding and Payment...................................... 56
   17.5  Trustee Duties and Limitations................................... 56
   17.6  Trust Accounting................................................. 56
   17.7  Valuation of Certain Assets...................................... 57
   17.8  Legal Counsel.................................................... 57
   17.9  Fees and Expenses................................................ 57

18 RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION...................... 58
   -------------------------------------------------
   18.1  Plan Does Not Affect Employment Rights........................... 58
   18.2  Limited Return of Contributions.................................. 58
   18.3  Assignment and Alienation........................................ 58
   18.4  Facility of Payment.............................................. 59
   18.5  Reallocation of Lost Participant's Accounts...................... 59
   18.6  Claims Procedure................................................. 59
   18.7  Construction..................................................... 60
   18.8  Jurisdiction and Severability.................................... 60
   18.9  Indemnification by Employer...................................... 60

19 AMENDMENT, MERGER AND TERMINATION...................................... 61
   ---------------------------------
   19.1  Amendment........................................................ 61
   19.2  Merger........................................................... 61
   19.3  Plan Termination................................................. 61
   19.4  Amendment and Termination Procedures............................. 62
   19.5  Termination of Employer's Participation.......................... 62
   19.6  Replacement of the Trustee....................................... 63
   19.7  Final Settlement and Accounting of Trustee....................... 63

APPENDIX A - INVESTMENT FUNDS............................................. 64

APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES............................ 65

APPENDIX C - LOAN INTEREST RATE........................................... 66

1    DEFINITIONS
     -----------

     When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

         1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan:

               (a)  "Pre-Tax Account". An account created to hold Pre-Tax
                     Contributions.

               (b) "After-Tax Account". An account created to hold After-Tax Contributions.

               (c) "Rollover Account". An account created to hold Rollover Contributions.

               (d) "Company Match Account". An account created to hold Company Match Contributions.

               (e) "Stock Matching Account". An account created to hold Stock Matching Contributions.

               (f) "Employer Supplemental Account". An account created to hold Employer Supplemental Contributions.

         1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

         1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

         1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

         1.5 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

         1.6 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.7 "Committee". If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

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         1.8   "Company". MPB Corporation, a fully owned subsidiary of The
               Timken Company, or any successor by merger, purchase or otherwise.

         1.9   "Company Stock". Shares of common stock of The Timken Company.

         1.10 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457.

               For purposes of determining benefits under this Plan, Compensation is limited to $200,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purposes of determining benefits under this Plan for Plan Years beginning after December 31, 1993, Compensation is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

               For purposes of the preceding paragraph, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

               For the purpose of determining HCEs and key employees, Compensation for the entire Plan Year shall be used. For the purpose of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

         1.11 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Specific types of contribution include:

               (a) "Pre-Tax Contribution". An amount contributed by the Employer on an eligible Participant's behalf in conjunction with a Participant's Code section 401(k) salary deferral election.

               (b) "After-Tax Contribution". An amount contributed by an
                   eligible Participant on an after-tax basis.

               (c) "Rollover Contribution". An amount contributed by an Eligible
                   Employee which originated from another employer's qualified plan.

               (d) "Company Match Contribution". An amount contributed by the
                   Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

               (e) "Stock Matching Contribution". An amount contributed by the
                   Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

               (f) "Employer Supplemental Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

         1.12 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre- Tax Contributions, which shall be $7,000 per calendar year (as indexed for the cost of living pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) or 402(h)(1)(B) (determined without regard to Code section 402(g)), and (ii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

         1.13 "Conversion Period". The period of converting the prior accounting system of the Plan and Trust, if such Plan and Trust were in existence prior to the Effective Date, or the prior accounting system of any plan and trust which is merged into this Plan and Trust subsequent to the Effective Date, to the accounting system described in Section 6.

         1.14 "Direct Rollover". A payment from the Plan to an Eligible Retirement Plan specified by a Distributee.

         1.15 "Disability". A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

         1.16 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

         1.17 "Effective Date". April 1, 1990, unless stated otherwise and except that the provisions related to Company Stock and related Investment Fund, Stock Matching Contributions and related Accounts are effective January 1, 1993. The date upon which the provisions of this document become effective. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

         1.18 "Eligible Employee". An Employee of an Employer who is employed on a regular basis, as such term is defined in the Employer's personnel policy and procedures manual, except any Employee:

               (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan; or

               (b) who is treated as an Employee because he or she is a Leased
                   Employee.

         1.19 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.20 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

         1.21  "Employee". An individual who is:

               (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

               (b) a Leased Employee.

         1.22 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company.

         1.23 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.24 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

         1.25 "Hour of Service". Each hour for which an Employee is entitled to:

               (a) payment for the performance of duties for any Related
                   Company;

               (b) payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

               (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

               (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

               The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

               An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

         1.26 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

         1.27  "Investment Fund" or "Fund". An investment fund as described in
               Section 16.2. The Investment Funds authorized by the Administrator to be offered as of the Execution Date to Participants and Beneficiaries are as set forth in Appendix A.

         1.28 "Leased Employee". An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

         1.29 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

               (a) was authorized by a Related Company; or

               (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

         1.30 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

         1.31 "Normal Retirement Date". The date of a Participant's 65th birthday.

         1.32 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

         1.33 "Participant". An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant except for purposes of provisions related to Contributions (other than a Rollover Contribution). A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

         1.34 "Pay". The base pay and overtime, including shift differential paid to an Eligible Employee by an Employer while a Participant during the current period.

               Pay is neither increased nor decreased by any salary credit or reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $200,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. Pay is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year effective for Plan Years beginning after December 31, 1993.

         1.35 "Plan". The MPB Employees' Savings Plan set forth in this document, as from time to time amended.

         1.36 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

         1.37 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

         1.38 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code section 414(b), (c), (m) or (o).

         1.39 "Settlement Date". The date on which the transactions from the most recent Trade Date are settled.Effective June 1, 1992 for each Trade Date, the Trustee's next business day.

         1.40 "Spousal Consent". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

         1.41 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Company.

         1.42 "Sweep Account". The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

         1.43 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

         1.44 "Taxable Income". Compensation in the amount reported by the Employer as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

         1.45 "Trade Date". Each day the Investment Funds are valued, which is the last business day of the month. Effective June 1, 1992 each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

         1.46 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts and any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses.

         1.47  "Trustee". Wells Fargo Bank, National Association.

2  ELIGIBILITY
   ------------

         2.1   Eligibility

               All Participants as of April 1, 1990 shall continue their eligibility to participate. Each other Eligible Employee shall become a Participant on the first day of the next month after the date he or she completes a six month eligibility period in which he or she is credited with at least 500 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each half of the Plan Year beginning after the first Hour of Service is performed.

         2.2   Ineligible Employees

               If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

         2.3   Ineligible or Former Participants

               A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3        PARTICIPANT CONTRIBUTIONS
         -------------------------

         3.1   Pre-Tax Contribution Election

               Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

         3.2   After-Tax Contribution Election

               Upon becoming a Participant, an Eligible Employee may elect to make After- Tax Contributions to the Plan in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this Section 3. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator.

         3.3   Changing a Contribution Election

               A Participant who is an Eligible Employee may change his or her Pre-Tax and/or After-Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll of the month paid after such date. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

         3.4   Revoking and Resuming a Contribution Election

               A Participant may revoke his or her Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

               A Participant may resume Contributions by making a new Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll of the month paid after such date.

         3.5   Contribution Percentage Limits

               The Administrator may establish and change from time to time, in writing, without the necessity of amending this Plan and Trust document, the separate minimum, if applicable, and maximum Pre-Tax and After-Tax Contribution percentages, and/or a maximum combined Pre-Tax and After-Tax Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary. As of the Effective Date, the maximum Contribution percentages are:

                                      HIGHLY
      CONTRIBUTION                 COMPENSATED                   ALL OTHER
          TYPE                      EMPLOYEES                  PARTICIPANTS
      ------------                 -----------                 ------------
        Pre-Tax                         4%                          16%
       After-Tax                        2%                          16%
      Sum of Both                       6%                          16%


               Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

         3.6   Refunds When Contribution Dollar Limit Exceeded

               A Participant who makes Pre-Tax Contributions for a calendar year to this Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. However, for Plan Years ending before December 31, 1993, refunds shall include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. Any Company Match, Stock Matching and Employer Supplemental Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

         3.7   Timing, Posting and Tax Considerations

               Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay. Pre-Tax Contributions shall be treated as Employer Contributions in determining tax deductions under Code section 404(a).

4        ROLLOVERS & TRUST-TO-TRUST TRANSFERS
         ------------------------------------

         4.1   Rollovers

               The Administrator may authorize the Trustee to accept a rollover contribution in cash, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), directly from an Eligible Employee or effective January 1, 1993, as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

               If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

         4.2   Transfers From Other Qualified Plans

               The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan; provided that a transfer should not be directed if:

               (a) any amounts are not exempted by Code section 401(a)(11)(B)
                   from the annuity requirements of Code section 417; or

               (b) any amounts include benefits protected by Code section
                   411(d)(6) which would not be preserved under applicable Plan provisions.

               The Trustee may refuse the receipt of any transfer if:

               (a) the Trustee finds the in-kind assets unacceptable; or

               (b) instructions for posting amounts to Participants' Accounts are incomplete.

               Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

5        EMPLOYER CONTRIBUTIONS
         ----------------------

         5.1   Company Match Contributions

               (a) Frequency and Eligibility. For each period for which
                   Participants' Contributions are made, the Employer shall make Company Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and who is not otherwise suspended from receiving such Company Match Contributions in accordance with Section 10.

               (b) Allocation Method. The Company Match Contributions for each period shall total 25% of the sum of each eligible Participant's Pre-Tax and After-Tax Contributions for the period, provided that no Company Match Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.

               (c) Timing, Medium and Posting. The Employer shall make each period's Company Match Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Company Match Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Match Account.

         5.2       Stock Matching Contributions

               (a) Frequency and Eligibility. For each period for which
                   Participants' Contributions are made, the Employer shall make Stock Matching Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and who is not otherwise suspended from receiving such Stock Matching Contributions in accordance with Section 10.

               (b) Allocation Method. The Stock Matching Contributions for each period shall total 15% of the sum of each eligible Participant's Pre-Tax and After-Tax Contributions for the period, provided that no Stock Matching Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.

               (c) Timing, Medium and Posting. The Employer shall make each period's Stock Matching Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Stock Matching Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Stock Matching Account.

         5.3   Employer Supplemental Contributions

               (a) Frequency and Eligibility. For each half of the Plan Year, the Employer may make Employer Supplemental Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and was an Eligible Employee on the last day of the period.

               (b) Allocation Method. The Employer Supplemental Contributions
                   for each period shall be in an amount determined by the Employer and allocated in proportion to the sum of each eligible Participant's Pre-Tax and After-Tax Contributions for the period, to the total of all such Contributions for all such eligible Participants.

               (c) Timing, Medium and Posting. The Employer shall make each period's Employer Supplemental Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Employer Supplemental Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Employer Supplemental Account.

6        ACCOUNTING
         ----------

         6.1   Individual Participant Accounting

               The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for their Sweep and Participant loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

         6.2   Sweep Account is Transaction Account

               All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account will be credited with interest up until the date on which it is removed from the Sweep Account.

         6.3   Trade Date Accounting and Investment Cycle

               Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

         6.4   Accounting for Investment Funds

               Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

         6.5   Payment of Fees and Expenses

               Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination.

               (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

               (b) Transaction: Transaction fees and expenses, may include but are not limited to, recurring payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

               (c) Investment Fund Management and Maintenance: Management and
                   maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

               As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts) and those that shall be paid by the Employer, directly or indirectly, is set forth in Appendix B and may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document.

               The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

         6.6   Accounting for Participant Loans

               Participant loans shall be held in a separate Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

         6.7   Error Correction

               The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee.

         6.8   Participant Statements

               The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as is administratively feasible.

         6.9   Special Accounting During Conversion Period

               The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

         6.10  Accounts for QDRO Beneficiaries

               A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

               (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under the Distributions Once Employment Ends Section, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

               (b) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

               (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7        INVESTMENT FUNDS AND ELECTIONS
         ------------------------------

         7.1   Investment Funds

               Except for Participants' Sweep and loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. A list of the Investment Funds offered to Participants is set forth in Appendix A, and may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document.

         7.2   Investment Fund Elections

               Each Participant shall direct the investment of all of his or her Contribution Accounts except for these Accounts:

                            Stock Matching Account

               which shall be entirely invested in the Investment Fund specified by the Administrator, which Investment Fund as of January 1, 1993, is set forth in Appendix A. However, a Participant who has attained age 55 may direct the investment of the balance in his or her Stock Matching Account. Future amounts allocated to his or her Stock Matching Account will continue to be entirely invested in the Investment Fund specified by the Administrator, until otherwise directed by the Participant.

               A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

               The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, as of January 1, 1993, is set forth in Appendix A, and may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document.

         7.3   Responsibility for Investment Choice

               Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

         7.4   Default if No Election

               The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified is set forth in Appendix A, and may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document.

         7.5   Timing

               A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date will be effective on the following Trade Date.

         7.6   Investment Fund Election Change Fees

               A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8        VESTING
         -------

         8.1   Fully Vested Contribution Accounts

               A Participant shall be fully vested in all Accounts at all times.

9        PARTICIPANT LOANS
         -----------------

         9.1   Participant Loans Permitted

               Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

         9.2   Loan Application, Note and Security

               A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

         9.3   Spousal Consent

               A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

         9.4   Loan Approval

               The Administrator, or the Trustee if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

         9.5   Loan Funding Limits

               The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed:

               (a) Plan Minimum Limit. The minimum amount for any loan is
                   $1,000.

               (b) Plan Maximum Limit. Subject to the legal limit described in
                   (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following Accounts which are fully vested:

                            Pre-Tax Account
                            Stock Matching Account
                            Company Match Account
                            Employer Supplemental Account
                            Rollover Account
                            After-Tax Account

               (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

         9.6   Maximum Number of Loans

               A Participant may have only one loan outstanding at any given time.

         9.7   Source and Timing of Loan Funding

               A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be the order listed in the preceding Plan Maximum Limit paragraph. Within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

               Loans will be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

         9.8   Interest Rate

               The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, and may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document.

         9.9   Repayment

               Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed 5 years.

         9.10  Repayment Hierarchy

               Loan principal repayments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments credited to Contribution Accounts for which the Participant directs investment are credited by investment type based upon the Participant's current investment election for new Contributions. Loan payments credited to Contribution Accounts for which the Participant does not direct investment as described in Section
               7.2 are credited to the Investment Funds specified by the Administrator for such Contribution Accounts.

         9.11  Repayment Suspension

               The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

         9.12  Loan Default

               A loan is treated as a default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

               In the event of default, the Administrator may direct the Trustee to report the default as a taxable event. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

         9.13  Call Feature

               The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

10       IN-SERVICE WITHDRAWALS
         ----------------------

         10.1  In-Service Withdrawals Permitted

               In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and as required by law as set forth in Section 11.

         10.2  In-Service Withdrawal Application and Notice

               A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. Effective for in-service withdrawals applied for after December 31, 1992, the Participant shall be provided the notice prescribed by Code section 402(f).

               If an in-service withdrawal is one to which Code sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

               (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution; and

               (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         10.3  Spousal Consent

               A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

         10.4  In-Service Withdrawal Approval

               The Administrator, or the Trustee if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

         10.5  Minimum Amount, Payment Form and Medium

               The minimum amount for any type of withdrawal is $500.

                   For withdrawals made after December 31, 1992, with regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount. The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash.

         10.6      Source and Timing of In-Service Withdrawal Funding

                   An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) as of the Trade Date on which the in-service withdrawal is processed.

                   In-Service withdrawals will be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         10.7  IRS Approved Hardship Withdrawals

               (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need", and (2) which are "Deemed Necessary" or "Demonstrated as Necessary" to satisfy the financial need will be approved.

               (b) "Deemed Financial Need". Financial commitments relating to:

                   (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

                   (2) the purchase (excluding mortgage payments) of the
                       Employee's principal residence;

                   (3) the payment of unreimbursable tuition and related
                       educational fees for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

                   (4) the payment of funeral expenses of an Employee's family member;

                   (5) the payment of amounts necessary for the Employee to
                       prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                   (6) any other circumstance specifically permitted under Code section 401(k)(2)(B)(i)(IV).

               (c) "Deemed Necessary". A withdrawal is "deemed necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need including any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and all of these conditions are met:

                   (1) the Employee has obtained all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies;

                   (2) the Employee shall be suspended from making any
                       contributions to all qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

                   (3) the Administrator shall reduce the Contribution Dollar
                       Limit for the Employee for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Pre-Tax Contributions for the calendar year of the withdrawal.

               (d) "Demonstrated as Necessary". A withdrawal is "demonstrated as necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need including any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

                   (1) receiving any reimbursement or compensation from
                       insurance or otherwise;

                   (2) reasonably liquidating his or her assets and the assets of his or her spouse or minor children that are reasonably available to the Employee;

                   (3) ceasing all of his or her contributions to all qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies;

                   (4) obtaining all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies; and

                   (5) obtaining all possible loans from commercial sources on reasonable commercial terms.

               (e) Account Sources for Withdrawal. All available amounts must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal amount shall come only from the following of the Participant's fully vested Accounts, in the priority order as follows:

                                     Rollover Account
                                     Company Match Account
                                     Employer Supplemental Account
                                     Pre-Tax Account

                   The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include any earnings credited to his or her Pre-Tax Account after the start of the first Plan Year beginning after December 31, 1988.

               (f) Permitted Frequency. The maximum number of IRS Approved
                   Hardship withdrawals permitted to a Participant in any 12-month period is one.

               (g) Suspension from Further Contributions. Upon making an IRS
                   Approved Hardship Withdrawal, a Participant may not make additional Pre-Tax or After-Tax Contributions for a period of 12 months from the date the withdrawal payment is made.

         10.8  Company Approved Hardship Withdrawals

               (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need", and (2) which are "Demonstrated as Necessary" to satisfy the financial need will be approved.

               (b) "Deemed Financial Need". Financial commitments relating to:

                   (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

                   (2) the purchase (excluding mortgage payments) of the
                       Employee's principal residence;

                   (3) the payment of unreimbursable tuition and related
                       educational fees for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

                   (4) the payment of funeral expenses of an Employee's family member;

                   (5) the payment of amounts necessary for the Employee to
                       prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                   (6) any other circumstance specifically permitted under Code section 401(k)(2)(B)(i)(IV).

               (c) "Demonstrated Financial Need". A determination by the
                   Administrator that the Participant has an immediate and heavy financial need based on all relevant facts and circumstances and has resulted from:

                   (1) a sudden and unexpected illness or accident to the
                       Employee or his or her spouse or dependents;

                   (2) the loss, due to casualty, of the Employee's property
                       other than nonessential property (such as a boat or a television); or

                   (3) some other similar extraordinary (but not necessarily
                       reasonably foreseeable) circumstances arising as a result of events beyond the control of the Employee.

               (d) "Demonstrated as Necessary". A withdrawal is "demonstrated as necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need including any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

                   (1) receiving any reimbursement or compensation from
                       insurance or otherwise;

                   (2) reasonably liquidating his or her assets and the assets of his or her spouse or minor children that are reasonably available to the Employee;

                   (3) ceasing all of his or her contributions to this Plan;

                   (4) obtaining all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies; and

                   (5) obtaining all possible loans from commercial sources on reasonable commercial terms.

               (e) Account Sources for Withdrawal. All available amounts must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal amount shall come only from the following of the Participant's fully vested Accounts, in the priority order as follows:

                                     Rollover Account
                                     Company Match Account
                                     Employer Supplemental Account

               (f) Permitted Frequency. The maximum number of Company Approved
                   Hardship withdrawals permitted to a Participant in any 12-month period is one. Effective January 1, 1993, the maximum number of Company Approved Hardship withdrawals permitted to a Participant in any Plan Year is one.

               (g) Suspension from Further Contributions. Upon making a Company
                   Approved Hardship Withdrawal, a Participant shall not be eligible to receive Company Match and Stock Matching Contributions for a period of three months from the date the withdrawal payment is made.

         10.9  After-Tax Account Withdrawals

               (a) Requirements. A Participant who is an Employee may withdraw up to the entire balance from his or her After-Tax Account.

               (b) Permitted Frequency. The maximum number of After-Tax Account withdrawals permitted to a Participant in any 12-month period is one. Effective January 1, 1993, the maximum number of After-Tax Account withdrawals permitted to a Participant in any Plan Year is one.

               (c) Suspension from Further Contributions. Upon making an
                   After-Tax Account withdrawal, a Participant shall not be eligible to receive Company Match and Stock Matching Contributions for a period of three months from the date the withdrawal payment is made.

         10.10  Rollover Account Withdrawals

                No in-service withdrawals are permitted from a Participant's Rollover Account except as provided elsewhere in this Section.

         10.11 Over Age 59 1/2 Withdrawals

               (a) Requirements. A Participant who is an Employee and over age
                   59 1/2 may withdraw from the Accounts listed in paragraph (b) below.

               (b) Account Sources for Withdrawal. The withdrawal amount shall come only from the following of the Participant's fully vested Accounts, in the priority order as follows with the exception that the Participant may instead choose to have amounts taken from his or her After-Tax Account first and except that prior to January 1, 1993, such Accounts only included a Participant's After-Tax and Pre-Tax Accounts:

                                     Rollover Account
                                     Pre-Tax Account
                                     Stock Matching Account
                                     Company Match Account
                                     Employer Supplemental Account
                                     After-Tax Account

               (c) Permitted Frequency. The maximum number of Over Age 59 1/2 withdrawals permitted to a Participant in any 12-month period is one. Effective January 1, 1993, the maximum number of Over Age 59 1/2 withdrawals permitted to a Participant in any Plan Year is one.

               (d) Suspension from Further Contributions. An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11       DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW
         --------------------------------------------------------

         11.1  Benefit Information, Notices and Election

               A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code section 402(f), effective January 1, 1993, and Code section 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies or, if earlier, at the time required by law as set forth in Section 11.6.

               If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the aforementioned notices are provided, if:

               (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution; and

               (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         11.2  Spousal Consent

               A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

         11.3  Payment Form and Medium

               A Participant may elect to be paid in any of these forms:

               (a) a single lump sum, or

               (b) effective January 1, 1993, a portion paid in a lump sum, and the remainder paid later, or

               (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary.

               Distributions shall be made in cash, except to the extent a distribution consists of a distribution of an offset amount as described in Section 9.13. For distributions made after December 31, 1992, with regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

         11.4  Distribution of Small Amounts

               If, at the time a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, the Participant's benefit may be paid as a single lump sum, without his or her consent, after his or her employment with all Related Companies ends in accordance with procedures prescribed by the Administrator.

         11.5  Source and Timing of Distribution Funding

               A distribution to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

               Distributions will be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         11.6  Latest Commencement Permitted

               In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments will begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution.

               Benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70 1/2 (whether or not he or she is an Employee).

         11.7  Payment Within Life Expectancy

               The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

         11.8  Incidental Benefit Rule

               The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70 1/2, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

         11.9  Payment to Beneficiary

               Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

               (a) If the Participant dies after the April 1 immediately
                   following the end of the calendar year in which he or she attains age 70 1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

               (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

               (c) If the Participant and the surviving spouse who is the
                   Beneficiary die (1) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age 70 1/2 and (2) before payments have begun to the spouse, the spouse will be treated as the Participant in applying these rules.

         11.10 Beneficiary Designation

               Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

               (a) Participant's surviving spouse,

               (b) Participant's children, in equal shares, PER STIRPES (by right of representation), or

               (c) Participant's estate.

12       ADP AND ACP TESTS
         -----------------

         12.1  Contribution Limitation Definitions

               The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

               (a) "ACP" or "Average Contribution Percentage". The Average
                   Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

               (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

               (c) "ADP" or "Average Deferral Percentage". The Average
                   Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

               (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

               (e) "Average Percentage". The average of the calculated
                   percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions to this Plan or comparable contributions to plans of Related Companies which will be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

               (f) "Contributions" shall include Company Match, Stock Matching,
                   Employer Supplemental and After-Tax Contributions. In addition, Contributions may include Pre-Tax Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test, and
                   (3) they are necessary to meet the ACP Test Alternative Limitation (defined in Section 12.2 (b)) or the Multiple Use Test.

               (g) "Deferrals" shall include Pre-Tax Contributions. In addition,
                   Deferrals may include Stock Matching Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ACP Test, and (3) such Contributions are fully vested when made and not withdrawable by an Employee before he or she attains age 59 1/2.

               (h) "Family Member". An Employee who is, at any time during the
                   Plan Year or Lookback Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of
                   (1) an active or former Employee who at any time during Plan Year or Lookback Year is a more than 5% Owner (within the meaning of Code section 414(q)(3)), or (2) an HCE who is among the 10 Employees with the highest Compensation for such Year.

               (i) "HCE" or "Highly Compensated Employee". With respect to each
                   Employer and its Related Companies, an Employee during the Plan Year or Lookback Year who (in accordance with Code section 414(q)):

                   (1) Was a more than 5% Owner at any time during the Lookback
                       Year or Plan Year;

                   (2) Received Compensation during the Lookback Year (or in the
                       Plan Year if among the 100 Employees with the highest Compensation for such Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such Year), provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii);

                   (3) Was an officer of a Related Company and received
                       Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such Year (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

                   (4) Was a Family Member at any time during the Lookback Year or Plan Year, in which case the Contributions and Compensation of the HCE and his or her Family Members shall be aggregated and they shall be treated as a single HCE.

                   A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or
                   (2) such former Employee was an HCE in service at any time after attaining age 55.

                   The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

               (j) "HCE Group" and "NHCE Group". With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

                   (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that, for Plan Years beginning after December 31, 1989, plans may only be aggregated if they have the same Plan Year.

                   (2) If an HCE, who is one of the top 10 paid Employees or a more than 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his or her Family Members shall be combined and treated as a single HCE. Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCE's.

                   (3) If an HCE is covered by more than one cash or deferred arrangement maintained by the Related Companies, all such plans shall be aggregated and treated as one plan for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

               (k) "Lookback Year". Pursuant to Code section 414(q), the Company elects as the Lookback Year the 12 months ending immediately prior to the start of the Plan Year.

               (l) "Multiple Use Test". The test described in Section 12.4 which a Plan must meet where the Alternative Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.

               (m) "NHCE" or "Non-Highly Compensated Employee". An Employee who
                   is not an HCE.

         12.2  ADP and ACP Tests

               For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

               (a) Basic Limitation. The HCE Group Average Percentage may not
                   exceed 1.25 times the NHCE Group Average Percentage.

               (b) Alternative Limitation. The HCE Group Average Percentage is
                   limited by reference to the NHCE Group Average Percentage as follows:


        IF THE NHCE GROUP                         THEN THE MAXIMUM HCE
      AVERAGE PERCENTAGE IS:                  GROUP AVERAGE PERCENTAGE IS:
      ---------------------                   -----------------------------
           Less than 2%                       2 times NHCE Group Average %
             2% to 8%                         NHCE Group Average % plus 2%
           More than 8%                      NA - Basic Limitation applies


         12.3  Correction of ADP and ACP Tests

               If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests.

               (a) ADP Correction. Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded (including amounts previously refunded because they exceeded the Contribution Dollar Limit) to the Participant in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation. Excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Company Match, Stock Matching and Employer Supplemental Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

               (b) ACP Correction. Contributions shall, by the end of the next
                   Plan Year, be refunded to the Participant in an amount equal to the actual Contributions minus the product of the maximum percentage and the HCE's Compensation. The excess amounts shall first be taken from unmatched After-Tax Contributions and then as a proportional combination of matched After-Tax and Company Match, Stock Matching and Employer Supplemental Contributions.

               (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined and with regard to excess Contributions, allocated by type of Contribution, amounts shall then be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) at the time the correction is made.

               (d) Family Member Correction. To the extent any reduction is necessary with respect to an HCE and his or her Family Members that have been combined and treated for testing purposes as a single Employee, the excess Deferrals and Contributions from the ADP and/or ACP Test shall be prorated among each such Participant in direct proportion to his or her Deferrals or Contributions included in each Test.

         12.4  Multiple Use Test

               If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

               (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

               (b) the Alternative Limitation applied to the other NHCE Group percentage.

         12.5  Correction of Multiple Use Test

               If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

         12.6  Adjustment for Investment Gain or Loss

               Any excess Deferrals or Contributions to be refunded to a Participant in accordance with Section 12.3 or 12.5 shall be adjusted for investment gain or loss. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. However, for Plan Years ending before December 31, 1992, refunds shall include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

         12.7  Testing Responsibilities and Required Records

               The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

         12.8  Separate Testing

               (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the testing and any corrective action resulting therefrom shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

               (b) Collective Bargaining Units: For Plan Years beginning after
                   December 31, 1992, the performance of the ADP Test, and if applicable, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

               In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

13       MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS
         --------------------------------------------

         13.1  "Annual Addition" Defined

               The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

         13.2  Maximum Annual Addition

               The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code section 415(b)(1)(A).

         13.3  Avoiding an Excess Annual Addition

               If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

         13.4  Correcting an Excess Annual Addition

               Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax Contributions, and then to the extent of his or her Pre-Tax Contributions (however to the extent After-Tax and/or Pre-Tax Contributions were matched, the applicable Company Match, Stock Matching and Employer Supplemental Contributions shall be forfeited in proportion to the returned matched After-Tax and/or Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and together with forfeited Company Match, Stock Matching and Employer Supplemental Contributions used to reduce subsequent Contributions as soon as is administratively feasible.

         13.5  Correcting a Multiple Plan Excess

               If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

         13.6  "Defined Benefit Fraction" Defined

               The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a
               Participant's:

               (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

               (b) "protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

         13.7  "Defined Contribution Fraction" Defined

               The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

               (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

               (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

         13.8  Combined Plan Limits and Correction

               If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits will be enforced.

14       TOP HEAVY RULES
         ---------------

         14.1  Top Heavy Definitions

               When capitalized, the following words and phrases have the following meanings when used in this Section:

               (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

               (b) "Determination Date". The last Trade Date of the preceding
                   Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

               (c) "Key Employee". A current or former Employee (or his or her
                   Beneficiary) who at any time during the five year period ending on the Determination Date was:

                   (1) an officer of a Related Company whose Compensation (i)
                       exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:


        NUMBER OF EMPLOYEES                                  NUMBER OF
      NOT EXCLUDED UNDER CODE                               HIGHEST PAID
         SECTION 414(Q)(8)                               OFFICERS INCLUDED
          ---------------                              ---------------------
            Less than 30                                         3
             30 to 500                                  10% of the number of
                                                       Employees not excluded
                                                         under Code section
                                                             414(q)(8)
           More than 500                                         50


                   (2) a more than 5% Owner,

                   (3) a more than 1% Owner whose Compensation exceeds $150,000,
                       or

                   (4) a more than 0.5% Owner who is among the 10 Employees
                       owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

               (d) "Plan Benefit". The sum as of the Determination Date of (1)
                   an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

               (e) "Top Heavy". The Plan's status when the Plan Benefits of Key
                   Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

         14.2  Special Contributions

               (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than Pre-Tax, Company Match, Stock Matching and Employer Supplemental Contributions) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18.

               (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than Pre-Tax, Company Match, Stock Matching and Employer Supplemental Contributions) made to this Plan.

         14.3      Adjustment to Combined Limits for Different Plans

                   For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

15       PLAN ADMINISTRATION
         -------------------

         15.1  Plan Delineates Authority and Responsibility

               Plan fiduciaries include the Company, the Administrator and/or the Committee and Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

         15.2  Fiduciary Standards

               Each fiduciary shall:

               (a) discharge his or her duties in accordance with this Plan and
                   Trust to the extent they are consistent with ERISA;

               (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

               (c) act with the exclusive purpose of providing benefits to
                   Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

               (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

               (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

         15.3  Company is ERISA Plan Administrator

               The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

         15.4  Administrator Duties

               The Administrator shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

               (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, withdrawals and distributions;

               (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

               (c) make a copy of the following documents available to
                   Participants during normal work hours: this Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

               (d) determine the fact of a Participant's death and of any
                   Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

               (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

               (f) adjudicate claims pursuant to the claims procedure described in Section 18.

         15.5  Advisors May be Retained

               The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

         15.6  Delegation of Administrator Duties

               The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

         15.7  Committee Operating Rules

               (a) Actions of Majority. Any act delegated by the Company to the
                   Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

               (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

               (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

16       MANAGEMENT OF INVESTMENTS
         -------------------------

         16.1  Trust Agreement

               All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan expenses not paid directly by the Employer. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

         16.2  Investment Funds

               The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

               (a) shares of a registered investment company, whether or not the
                   Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

               (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

               (c) individual equity and fixed income securities which are readily tradeable on the open market;

               (d) guaranteed investment contracts issued by a bank or insurance company;

               (e) interest bearing deposits of the Trustee; and

               (f) Company Stock.

               Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

         16.3  Authority to Hold Cash

               The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

         16.4  Trustee to Act Upon Instructions

               The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

         16.5  Administrator Has Right to Vote Registered Investment Company
               Shares

               The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

         16.6  Custom Fund Investment Management

               The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

               A Custom Fund shall be subject to the following:

               (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

               (b) Authority of Investment Manager. The investment manager of a
                   Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in Section 16.

               (c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

               (d) Limited Liability of Co-Fiduciaries. Neither the
                   Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

         16.7  Authority to Segregate Assets

               The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

         16.8  Maximum Permitted Investment in Company Stock

               If the Company provides for a Company Stock Fund the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections as well the total investment of Participants' and Beneficiaries' Stock Matching Accounts.

               The Trustee shall purchase or sell Company Stock on the open market or purchase Company Stock from or sell Company Stock to The Timken Company at such place and on such date as instructed by The Timken Company. If the Company Stock is purchased or sold on the open market, it shall be at the then current price. If the Company Stock is purchased from or sold to The Timken Company, it shall be purchased or sold on the last business day of the month and the price shall be the average of the high and low selling prices for the Company Stock, as reported by the New York Stock Exchange, on the first five of the last six business days of such month on which Company Stock has actually been traded.

         16.9  Voting Company Stock

               Each Participant and Beneficiary shall have the authority to direct the exercise of voting rights as to whole shares of Company Stock held for the benefit of the Participant or Beneficiary as of the record date for The Timken Company's Annual Shareholder Meeting. Prior to such voting, each Participant and Beneficiary shall be furnished with The Timken Company's Annual Report, Notice of Annual Meeting, Proxy Statement, other relevant shareholder information and a Proxy Card to complete to confidentially instruct the Trustee to vote such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Committee shall instruct the Trustee with respect to how to vote any shares for which instructions are not received from Participants or Beneficiaries.

         16.10 Tender Offers for Company Stock

               In the event a tender offer (as determined by the board of directors of The Timken Company) for shares of The Timken Company Stock is commenced, then, notwithstanding any other provision of the Plan and the Trust, each Participant and Beneficiary shall, in accordance with the following provisions of this section, have the right to decide if Company Stock credited to his or her Account shall be tendered.

               (a) Tendering Shares. In the event of a tender offer described in this section, the Trustee, the Company or The Timken Company shall cause to be sent to each Participant and Beneficiary who at any time during the effective period of the tender offer has any Company Stock credited to his or her Account ("affected Participants and Beneficiaries") all information pertinent to such tender offer, including all the terms and conditions thereof, together with written material pursuant to which the affected Participant and Beneficiary may direct the Trustee to tender or sell pursuant to the tender offer all or part of the Company Stock credited to his or her account. Affected Participants and Beneficiaries also shall have the right, to the extent the terms of the tender offer so permit, to direct the withdrawal of such shares from the tender. If valid and timely directions to tender or sell are not received, the Participant's or Beneficiary's lack of valid or timely direction shall be taken as a direction not to tender or sell such shares. If, in the course of a tender offer described in this section, an issue shall arise on which affected Participants and Beneficiaries are required to have an opportunity to alter their circumstances, the Trustee, the Company or The Timken Company shall solicit the directions of such affected Participants and Beneficiaries with respect to each such issue and act in response to such direction. The Trustee shall adopt a deadline, after which directions to tender (or to withdraw from tender) Company Stock will not be accepted, sufficiently in advance of any applicable deadline under the terms of the tender offer to allow the Trustee to implement directions received from Participants and Beneficiaries.

               (b) Proceeds from a Tender Offer. To the extent that a tender offer described in this section is for cash, proceeds from the sale of any shares of Company Stock pursuant to such offer shall be held by the Trustee in an interest bearing account or in short-term government bonds acquired by the Trustee upon the receipt of any such cash proceeds. To the extent that a tender offer described in this section is for property other than cash, property received by the Trustee from the sale of any shares of Company Stock pursuant to such offer shall be held by the Trustee in a general investment fund established by the Trustee upon the receipt of any such property.

               (c) ERISA 404(c) Control. Any decision by an affected Participant or Beneficiary to tender (or not tender) or to sell (or not sell), and any other direction by an affected Participant or Beneficiary, pursuant to this section shall constitute an exercise of control by such Participant or Beneficiary over the assets allocated to his or her Account within the meaning of ERISA section 404(c).

         16.11 Registration and Disclosure for Company Stock

               The Timken Company shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Timken Company shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

17       TRUST ADMINISTRATION
         ---------------------

         17.1  Trustee to Construe Trust

               The Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

         17.2  Trustee To Act As Owner of Trust Assets

               Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

               (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

               (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as will permit title thereto to pass by delivery;

               (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

               (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

         17.3  United States Indicia of Ownership

               The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).

         17.4  Tax Withholding and Payment

               (a) Withholding. Effective for taxable distributions made on or before December 31, 1992, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made. Effective for taxable distributions made after December 31, 1992, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

               (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

         17.5  Trustee Duties and Limitations

               Unless otherwise agreed to by the Trustee, the Trustee's duties shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, and investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator or Participants. The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

         17.6  Trust Accounting

               (a) Annual Report. Within 60 days (or other reasonable period)
                   following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

               (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

               (c) Administrator Approval. Approval of any Trustee accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

         17.7  Valuation of Certain Assets

               If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

         17.8  Legal Counsel

               The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

         17.9  Fees and Expenses

               The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

18       RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION
         --------------------------------------------------

         18.1  Plan Does Not Affect Employment Rights

               The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

         18.2  Limited Return of Contributions

               Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and
               (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

               (a) such Contribution is made by reason of a mistake of fact;

               (b) initial qualification of the Plan under Code section 401(a)
                   is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

               (c) such Contribution is not deductible under Code section 404
                   (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

               The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

         18.3  Assignment and Alienation

               As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

               (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

               (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code
                   section 4975.


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



         18.4  Facility of Payment

               If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

         18.5  Reallocation of Lost Participant's Accounts

               If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to reduce subsequent Contributions as soon as administratively feasible. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional Employer Contribution.

         18.6  Claims Procedure

               (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

               (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

               (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

               (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                                 Days to Respond
                    Action                                      From Last Action
                    -------                                     ----------------
                    Administrator determines benefit                   NA
                    Interested party files initial request             60 days
                    Administrator's initial decision                   90 days
                    Interested party requests final review             60 days
                    Administrator's final decision                     60 days

                    However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision will be forthcoming.

         18.7  Construction

               Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

         18.8  Jurisdiction and Severability

               The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

         18.9  Indemnification by Employer

               The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

19       AMENDMENT, MERGER AND TERMINATION
         ---------------------------------

         19.1  Amendment

               The Company reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

               (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.4;

               (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

               (c) decrease the rights of any Employee to benefits accrued
                   (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

               (d) permit an Employee to be paid the balance of his or her
                   Pre-Tax Account unless the payment would otherwise be permitted under Code section 401(k).

         19.2  Merger

               This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

         19.3  Plan Termination

               The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 19.4, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee shall be fully vested. Complete distributions or withdrawals will be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment will not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

         19.4  Amendment and Termination Procedures

               The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of this Plan and
               Trust:

               (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

               (b) The Committee, if acting as Administrator in accordance with
                   Section 15.6, may adopt any amendment within the scope of its authority provided under Section 19.1 and in the manner specified in Section 15.7(a).

               (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

               (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a).

               (e) No Change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

         19.5  Termination of Employer's Participation

               Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable, after the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the

               Employer shall assume the powers and duties of the Company. Alternatively, the Company may, as a result of regulatory requirements, treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

         19.6  Replacement of the Trustee

               The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

         19.7  Final Settlement and Accounting of Trustee

               (a) Final Settlement. As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

               (b) Final Accounting. The Trustee shall provide a final
                   accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

               (c) Administrator Approval. Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                          APPENDIX A - INVESTMENT FUNDS


I.       Investment Funds Available

         The Investment Funds offered to Participants and Beneficiaries as of June 1, 1992 include this set of daily valued funds, except that the Company Stock Fund is offered to Participants and Beneficiaries effective January 1, 1993:


              CATEGORY                                   FUNDS
              --------                                   -----
              INCOME                            Income Accumulation
              ------
              BALANCED                          Asset Allocation
              --------
              EQUITY                            Company Stock
              ------                            International Equity
                                                Tilts & Timing


II.      Default Investment Fund

         The default Investment Fund as of June 1, 1992 is the Income Accumulation Fund.


III.     Contribution Accounts For Which Investment is Restricted

         A Participant or Beneficiary may direct the investment of his or her entire Account except for the following Contribution Accounts, and except as otherwise provided in Section 7, which shall be invested as of January 1, 1993 as follows:

                  Stock Matching Account       Company Stock Fund


IV.      Maximum Percentage Restrictions Applicable to Certain Investment Funds

         As of January 1, 1993, a Participant or Beneficiary may not elect to invest more than the following percentages in these Investment Funds:

                   Company Stock Fund 50%

                 APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


As of the Effective Date, payment of Plan fees and expenses shall be as follows:

1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that the Employer shall pay the fees related to the Company Stock Fund, which Fund is effective January 1, 1993. These are paid by the Employer on a quarterly basis.

2)   Recordkeeping Fees: These are paid by the Employer on a quarterly basis.

3) Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance.

4) Investment Fund Election Changes: For each Investment Fund election change by a Participant, in excess of 4 changes per year, a $10 fee will be assessed and billed/collected quarterly from the Participant's Account.

5) Recurring Payment Fees: A $3.00 per check fee will be assessed and billed/ collected quarterly from the Participant's Account.

6) Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees will be assessed monthly and billed/collected from Accounts quarterly.

                         APPENDIX C - LOAN INTEREST RATE



As of the Effective Date, the interest rate charged on Participant loans shall be equal to the U.S. Treasury rate for a note of the same maturity, plus 2%.

The rate may be determined once for all loans made in a month, and the maturity may be determined to the nearest year.